UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2026

Nuveen Mortgage and Income Fund

(Exact name of registrant as specified in its charter)

Massachusetts	811-22329	27-1094170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 West Wacker Drive Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 917-7700

(Former name or former address, if changed since last report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	JLS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

In connection with the merger of Teachers Advisors, LLC (“TAL”) into Nuveen Asset Management, LLC (“NAM”) that was completed as of the close of business on July 31, 2026, the Board of Trustees of Nuveen Mortgage and Income Fund (the “Fund”) approved an investment sub-advisory agreement, effective on August 1, 2026, between Nuveen Fund Advisors, LLC (“NFAL”), as investment adviser of the Fund, and NAM, pursuant to which NAM will replace TAL as the Fund’s sub-adviser.

The terms of the amended and restated sub-advisory agreement are substantially similar in all material respects to the terms of the prior sub-advisory agreement with TAL. NAM will provide the same level of services to the Fund as TAL provided. Prior to the merger, NAM and TAL were both affiliates of NFAL and subsidiaries of Nuveen, LLC and, ultimately, Teachers Insurance and Annuity Association of America.

NAM, located at 333 West Wacker Drive, Chicago, Illinois 60606, now serves as sub-adviser of the Fund. NFAL pays NAM a portfolio management fee out of the advisory fee paid to NFAL for its services to the Fund. As a result of the merger, there has been no change in the fee paid by the Fund to NFAL or the fee paid by NFAL to NAM.

In addition, there are no changes to the Fund’s portfolio management team, investment objective or policies, principal investment strategies, principal risks, or fees and expenses related to the merger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuveen Mortgage and Income Fund

Date: August 1, 2026	By:	/s/ Mark L. Winget
Mark L. Winget
Vice President and Secretary